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                                                                    Exhibit A-49

                            CERTIFICATE OF AMENDMENT

                                       TO

                              CERTIFICATE OF TRUST

          (pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware

         It is hereby certified that:

      1. The name of the business trust (hereinafter referred to as the "trust" is NIPSCO Capital Trust I.

      2. Article 1 of the Certificate of Trust of the trust is hereby amended to read as follows:

            "Name. The name of the business trust formed by this Certificate of Trust is NiSource Capital Trust I."

The undersigned, being a trustee of the trust, has executed this Certificate of Amendment as of December 19, 2001.


/s/ Michael W. O'Donnell
Regular Trustee



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                                State of Delaware

                          Office of Secretary of State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NIPSCO CAPITAL TRUST I", CHANGING ITS NAME FROM "NIPSCO CAPITAL TRUST I" TO "NISOURCE CAPITAL TRUST I", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9:00 O'CLOCK A.M.




[seal]             /s/ Harriet Smith Windsor, Secretary of State